UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2009

Date of earliest event reported: August 24, 2009

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 24, 2009, Warner Chilcott plc (“Warner Chilcott”) and The Procter & Gamble Company (“P&G”) entered into a definitive purchase agreement (the “Purchase Agreement”) pursuant to which Warner Chilcott will acquire the worldwide prescription pharmaceutical business (the “Pharmaceutical Business”) of P&G for $3.1 billion in cash, subject to possible adjustment as described below.

The Purchase Agreement

The transaction has been approved by the respective boards of directors of Warner Chilcott and P&G, and the transaction is expected to close in the fourth quarter of 2009. Closing is subject to regulatory approvals, the receipt of proceeds of the financing for the transaction, the delivery of audited financial statements for the Pharmaceuticals Business and other customary conditions. If the Purchase Agreement is terminated by either party because the transaction has not closed on or prior to December 31, 2009, and all of the conditions to closing (other than the financing condition and the conditions to P&G’s obligations to close) have been satisfied or waived on or prior to the date of such termination, then Warner Chilcott must pay P&G a termination fee. The termination fee is the sole and exclusive remedy of P&G against Warner Chilcott with respect to the failure to close for a financing failure.

As described more fully in Article II of the Purchase Agreement, the purchase price is subject to possible adjustment based on (i) closing working capital of the Pharmaceutical Business and (ii) certain payments due after closing under a collaboration agreement of the Pharmaceuticals Business with respect to pre-closing periods. In addition, if the closing occurs after October 31, 2009, the purchase price will be reduced by an amount equal to the net cash flow for the business for the period from October 31, 2009 through the closing.

Warner Chilcott and P&G have each made customary representations, warranties and covenants in the Purchase Agreement. These include, among other things, P&G’s agreement to operate the Pharmaceuticals Business in the ordinary course of business until closing, Warner Chiclott’s agreement to use its reasonable best efforts to obtain the proceeds of the financing and customary indemnification obligations.

Warner Chilcott and P&G have agreed to enter into related transaction agreements at the closing, including a transition services agreement and a collaboration matters agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Warner Chilcott, P&G, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Pharmaceuticals Business, Warner Chilcott or P&G or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Warner Chilcott or P&G.

The Financing Commitments

On August 24, 2009, Warner Chilcott entered into a commitment letter (including the exhibits thereto, the “Commitment Letter”) pursuant to which (a) Bank of America, N.A., Credit Suisse, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and certain of their respective affiliates have committed to provide senior secured credit facilities in an aggregate amount of $2.75 billion comprised of (i) $2.50 billion in aggregate term loan facilities and (ii) a $250.0 million revolving credit facility (the “Senior Secured Facilities”) and (b) JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Banc of America Bridge LLC, Barclays Bank PLC, Citibank, N.A., Credit Suisse and certain of their respective affiliates have committed to provide a senior unsecured bridge facility in an aggregate amount of up to $1.4 billion (the “Bridge Facility” and, together with the Senior Secured Facilities, the “Credit Facilities”).

The commitment to provide the Credit Facilities is subject to various conditions, including the absence of a Closing Date Material Adverse Effect (as defined in Exhibit D to the Commitment Letter) on the combined company, the negotiation of definitive documentation, minimum EBITDA (as defined) of the Pharmaceutical Business for the four most-recent fiscal quarters ended not less than 45 days prior to the Closing Date of $710 million, pro forma compliance with the financial covenants to be contained in such Credit Facilities and other customary closing conditions more fully set forth in the Commitment Letter.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Affiliates of JPMorgan Chase Bank, N.A. and Credit Suisse are shareholders of the Warner Chilcott. Relationships and transactions with such shareholders and their affiliates are described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008. Certain of the parties to the Commitment Letter are also lenders under Warner Chilcott’s existing credit facility and Credit Suisse is the administrative agent thereunder.

Item 8.01	Other Events

On August 24, 2009, Warner Chilcott issued a press release announcing the transaction. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of Warner Chilcott and are subject to uncertainty and changes in circumstances.

Actual results may vary materially from those expressed or implied by the statements herein due to regulatory review and approval process and changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the business of Warner Chilcott. More detailed information about these factors may be found in the filings by Warner Chilcott with the Securities and Exchange Commission, including its most recent annual report on Form 10-K as amended. Warner Chilcott is under no obligation to, and expressly disclaims any such obligation to, update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1 Purchase Agreement between The Procter & Gamble Company and Warner Chilcott plc, dated as of August 24, 2009.

10.1 Commitment Letter among Warner Chilcott plc, Bank of America, N.A., Banc of America Bridge LLC, Credit Suisse, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and certain of their respective affiliates dated August 24, 2009.

99.1 Press release issued by Warner Chilcott plc on August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

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